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                                                                     EXHIBIT 5.1


                              MERRITT & TENNEY LLP
                                ATTORNEYS AT LAW
                                   SUITE 500
                           200 GALLERIA PARKWAY, N.W.
                          ATLANTA, GEORGIA 30330-3151
                                      ----
                            TELEPHONE (770) 952-6550
                            FACSIMILE (770) 952-0028



                                  June 4, 1998



U.S. Securities and Exchange Commission
Division of Corporate Finance
Washington, D.C. 20549

Re:  The WMA Corporation
     Form S-1 Registration Statement


     All shares of the common stock of The WMA Corporation being offered pursuant to Subscription Offering referred to in the captioned Form S-1 Registration Statement shall, upon sale and issuance in accordance with the terms of the Subscription Offering, be legally issued, fully paid and non-assessable.

     The law firm of Merritt & Tenney consents to be named in the captioned Form S-1 Registration Statement and further consents to the use of this opinion and consent in the captioned Form S-1 Registration Statement.



                                             /s/ MERRITT & TENNEY
                                             --------------------
                                             MERRITT & TENNEY